Exhibit 99.1

Investor Inquiries:
Lois Lee
loislee@invacare.com
440-329-6435

Media Inquiries:
Matt Rechin
mrechin@invacare.com
440-329-6220
Invacare Corporation Announces Sale of its Dynamic Controls Business to Allied Motion Technologies, Inc.

Elyria, OH, March 9, 2020 - (BUSINESS WIRE) - Invacare Corporation (“Invacare”)(NYSE:IVC), today announced that the company has completed the sale of its Dynamic Controls subsidiary to Allied Motion Technologies, Inc. (“Allied Motion”)(Nasdaq: AMOT), of Amherst, New York. As part of the company’s strategy to enhance its products, the transaction marks a significant step forward by opening the door to relationships which can provide access to technological innovations to further differentiate the company’s powered mobility products.  The transaction was completed on March 7, 2020.
“As so much of our business is based on electromotive propulsion, we are pleased to be working more closely with a leading innovator of motion technology to pave the way for better integrated propulsion systems in the future. By entering into a strategic relationship with Allied Motion, we can create exciting new opportunities to accelerate technical advances in power wheelchairs through closer integration of the key control and motor technologies and expect other novel innovations as a result. Through this transaction, Dynamic Controls’ technology can be combined with Allied Motion’s unique capabilities as a leading electromotive technology company to drive the next horizon of innovation. This will also help accelerate the adoption of healthcare informatics technology, such as MyLiNX™, and enable our products to continue improving patient care. We are excited about the opportunities this new partnership can bring to both companies,” said Matt Monaghan, chairman, president and chief executive officer of Invacare Corporation.
As part of this deal, Invacare has entered into a long-term product supply agreement with Dynamic Controls. This agreement includes ongoing supply and support of the LiNX™ system, one of the most advanced control solutions for powered wheelchairs that heightens the driving experience for patients, while also making the chairs easier for professionals to program and configure. The agreement includes continued support of the MyLiNX informatics platform as well as the infrastructure and applications that drive the healthcare informatics solution for Invacare’s respiratory products. The informatics help to build patient confidence by enabling the patient and provider to easily share data while facilitating efficient troubleshooting.
Allied Motion is a global company that designs, manufactures and sells precision and specialty motion-control components and systems used in a broad range of industries. Its products and highly engineered electrical systems help power recreational, emergency and specialty vehicles across the world. Richard S. Warzala, chairman, president and chief executive officer of Allied Motion said, “The acquisition of Dynamic Controls provides us another building block in becoming one of the world’s motion solutions leaders. We are eager to begin working with the Dynamic Controls team to inspire the development of new and innovative motion control products. We are also looking forward to a mutually beneficial relationship with the Invacare team, by providing products, service and support for Invacare’s powered mobility and respiratory portfolios.”
Baird served as exclusive financial advisor to Invacare Corporation.

ABOUT INVACARE CORPORATION
Invacare Corporation is a leading manufacturer and distributor in its markets for medical equipment used in non-acute care settings. At its core, the company designs, manufactures and distributes medical devices that help people to move, breathe, rest and perform essential hygiene. The company provides clinically complex medical device solutions for congenital (e.g., cerebral palsy, muscular dystrophy, spina bifida), acquired (e.g., stroke, spinal cord injury, traumatic brain injury, post-acute recovery, pressure ulcers) and degenerative (e.g., ALS, multiple sclerosis, chronic obstructive pulmonary disease (COPD), elderly, bariatric) ailments. The company's products are important parts of care for people with a wide range of challenges, from those who are active and involved in work or school each day and may need additional mobility or respiratory support, to those who are cared for in residential care settings, at home and in rehabilitation centers. The company sells its products principally to home medical equipment providers with retail and e-commerce channels, residential care operators, distributors and government health services in North America, Europe and Asia/Pacific. For more information about the company and its products, visit Invacare's website at www.invacare.com.

ABOUT ALLIED MOTION TECHNOLOGIES
Allied Motion Technologies, Inc. (Nasdaq: AMOT) designs, manufactures and sells precision and specialty-controlled motion products and solutions used in a broad range of industries within major served markets, which include Vehicle, Medical, Aerospace & Defense, and Industrial. Allied Motion is headquartered in Amherst, NY, has global operations and sells into markets across the United States, Canada, South America, Europe and Asia.
Allied Motion is focused on controlled motion applications and is known worldwide for its expertise in electro-magnetic, mechanical and electronic motion technology. Its products include brush and brushless DC motors, brushless servo and torque motors, coreless DC motors, integrated brushless motor-drives, gear motors, gearing, modular digital servo drives, motion controllers, incremental and absolute optical encoders, active (electronic) and passive (magnetic) filters for power quality and harmonic issues, and other controlled motion-related products.
Allied Motion’s growth strategy is focused on being the controlled motion solutions leader in its selected target markets by leveraging its “technology/know how” to develop integrated precision solutions that utilize multiple Allied Motion technologies to “change the game” and create higher value solutions for its customers. Allied Motion routinely posts news and other important information on its website at http://www.alliedmotion.com/.

Invacare Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that describe future outcomes or expectations that are usually identified by words such as “will,” “should,” “could,” “plan,” “intend,” “expect,” “continue,” “forecast,” “believe,” and “anticipate” and include, for example, any statement made regarding the Invacare's future results. Actual results may differ materially as a result of various risks and uncertainties, including the inability of Invacare to sustain profitable sales growth, achieve anticipated improvements in segment operating performance, convert high inventory levels to cash or reduce its costs to maintain competitive prices for its products; lack of market acceptance of Invacare's new product innovations; circumstances or developments that may make Invacare unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives, in particular the key elements of its enhanced transformation and growth plan such as its new product introductions, additional investments in sales force and demonstration equipment, plant consolidations in France and Germany, supply chain actions and global information technology outsourcing and ERP implementation activities; possible adverse effects on Invacare’s liquidity, including Invacare's ability to address future debt maturities, that may result from delays in the implementation of, any failure to realize benefits from, its current and planned business initiatives; adverse changes in government and third-party payor reimbursement levels and practices in the U.S.; adverse impacts of new tariffs or increases in commodity prices or freight costs; regulatory proceedings or Invacare's failure to comply with regulatory requirements or receive regulatory clearance or approval for Invacare's products or operations; adverse effects of regulatory or governmental inspections of Invacare facilities at any time and governmental investigations or enforcement actions; exchange rate fluctuations; adverse effects on Invacare's business from global health emergencies such as the "coronavirus"; and those other risks and uncertainties expressed in the cautionary statements and risk factors in Invacare’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. Invacare may not be able to predict and may have little or no control over many factors or events that may influence its future results and, except as required by law, shall have no obligation to update any forward-looking statements.